                                                                     Exhibit 3.2


The Registrar of Companies
Tower Building
Grand Cayman
Cayman Islands

                             ASAT HOLDINGS LIMITED
                                ("the Company")

PLEASE TAKE NOTICE THAT the following resolutions were passed as written resolutions of the shareholders of the company on 6th July 2000;

IT WAS RESOLVED AS ORDINARY RESOLUTIONS:-

1. THAT, condition upon completion of the Initial Public Offering on or before 31st of August, 2000, the 6,000,000 issued Non-Voting Ordinary Shares, 4,000,000 unissued Non-Voting Ordinary Shares and 10,000,000 unissued Voting Deferred Shares be and are hereby reclassified as Ordinary Shares with the rights and subject to the restrictions contained in the new Articles of Association of the Company referred to in resolution 3 below, pursuant to a plan of recapitalization which the Company intends to qualify as a tax free reorganization under section 368(a)(1)(E) of the United States Internal Revenue Code of 1986, as amended, (the "Code") and/or as a tax free exchange under section 1036 of the Code;

2. THAT, conditional upon completion of the Initial Public Offering on or before 31st August, 2000 and immediately following the reclassification in
     (1) above, the authorized share capital of the Company be and is hereby increased to 3,000,000,000 Ordinary Shares of US$0.01 each by the creation of an additional 2,970,000,000 Ordinary Shares of US$0.01 each;

3. THAT, conditional upon completion of the Initial Public Offering on or before 31st August, 2000 and immediately following the increase in authorized share capital in (2) above, 47 Ordinary Shares of US$0.01 each be and are hereby allotted to each Shareholder of the Company for every one Ordinary Share of US$0.01 each held by the Shareholder, such Ordinary Shares to be credited as fully paid and ranking pari passu with the Ordinary Shares of the Company;

                                              [SEAL APPEARS HERE]

IT WAS RESOLVED AS SPECIAL RESOLUTIONS:-

4. THAT, conditional upon completion of the Initial Public Offering on or before 31st August, 2000, the new Articles of Association of the Company (a copy of which is annexed to these resolutions) be and are hereby adopted as the Article of Association of the Company in substitution for and to the exclusion of the existing Articles of Association of the Company.

5. THAT, conditional upon completion of the Initial Public Offering on or before 31st August, 2000, the new restated Memorandum of Association of the Company (a copy of which is annexed to these resolutions) be and are hereby adopted as the Restated Memorandum of Association of the Company in substitution for and to the exclusion of the existing restated Memorandum of Association of the Company.

6. THAT, notwithstanding anything to the contrary in Article 103 of the Articles of Association regarding the composition of committees of the Board of Directors, the Board shall be authorized to create a pricing committee in connection with the Initial Public Offering consisting of Andrew Liu and T.L. Li, such committee to determine the final pricing and allotment of Ordinary Shares and underwriting discounts and commissions in the Initial Public Offering.

7. THAT, notwithstanding anything to the contrary in Article 9 of the Articles of Association regarding the allotment of ordinary shares, the Board shall be authorized to allot by simple majority a maximum number of ordinary shares in connection with the Initial Public Offering and to delegate to the pricing committee the authority to make the final determination of the number of shares to be allotted, which shall not exceed such maximum number.



/s/ Maples and Calder
--------------------------------
MAPLES AND CALDER

Dated this 28/th/ day of July 2000


               CERTIFIED TO BE A TRUE AND CORRECT COPY

               SIG. /s/ Renda S. Cornwall
                   -----------------------------------
                       RENDA S. CORNWALL
                     Asst. Registrar of Companies

               Date. 28 July, 2000
                     ---------------------------------

                                              [SEAL APPEARS HERE]

                       THE COMPANIES LAW (2000 REVISION)


                             OF THE CAYMAN ISLANDS
                             ---------------------


                           COMPANY LIMITED BY SHARES
                           -------------------------


                      RESTATED MEMORANDUM OF ASSOCIATION

                                      OF


                             ASAT HOLDINGS LIMITED
         (As Adopted on 14 July, 2000 Pursuant to a Special Resolution
                            Passed on 5 July, 2000)

1.   The name of the Company is ASAT Holdings Limited.

2. The Registered Office of the Company shall be at the offices of Maples and Calder, Attorneys-at-Law Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

     (i) (a) To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investments, financial, commercial, mercantile, trading and other operations.

          (b) To carry on whether as principals, agents or [illegible] howsoever the business of realtors, [illegible] consultants, estate agents or [illegible] builders, contractors, engineers, manufacturers, [illegible], in or vendors of all types of property including [illegible]

                                              [SEAL APPEARS HERE]

     (ii) To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

     (iii) To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of kind and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and chosen in action of all kinds.

     (iv) To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

     (v) To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

     (vi) To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

       In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4. Except as prohibited or limited by the Companies Law (2000 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

             To pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitability or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5. The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

6. The share capital of the Company is divided into 3,000,000,000 shares of a nominal or par value of US$0.01 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2000 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preferences, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2000 Revision) and, subject to the provisions of the Companies Law (2000 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.



                  CERTIFIED TO BE A TRUE AND CORRECT COPY

                  SIG. /s/ Renda S. Cornwall
                       ---------------------------------
                           RENDA S. CORNWALL
                         Asst. Registrar of Companies

                  Date. 28 July, 2000
                       ---------------------------------



                                              [SEAL APPEARS HERE]

            THE COMPANIES LAW (2000 REVISION) OF THE CAYMAN ISLANDS

                                  ___________

                           Company Limited by Shares

                                  ___________

                       RESTATED ARTICLES OF ASSOCIATION

                                      OF

                             ASAT HOLDINGS LIMITED

         (As adopted on 14 July, 2000 pursuant to a Special Resolution passed on 6 July, 2000)

                                   CONTENTS

Heading                                                                Page
-------                                                                ----
INTERPRETATION                                                            1

SHARE RIGHTS                                                              4

MODIFICATION OF RIGHTS                                                    5

SHARES                                                                    5

CERTIFICATES                                                              6

LIEN                                                                      7

CALLS ON SHARES                                                           8

FORFEITURE OF SHARES                                                      9

TRANSFER OF SHARES                                                       10

ALTERATIONS OF CAPITAL                                                   11

AMENDMENTS TO ARTICLES                                                   12

DISPOSALS                                                                12

GENERAL MEETINGS                                                         12

NOTICE OF GENERAL MEETINGS                                               13

PROCEEDINGS AT GENERAL MEETINGS                                          14

VOTING                                                                   15

PROXIES                                                                  17

NUMBER OF DIRECTORS                                                      18

APPOINTMENT AND REMOVAL OF DIRECTORS                                     18

ALTERNATE DIRECTORS                                                      19

REMUNERATION AND EXPENSES OF DIRECTORS                                   19

DIRECTORS INTERESTS                                                      20

POWERS AND DUTIES OF THE BOARD                                           22

PROCEEDINGS OF THE BOARD                                                 25

SECRETARY                                                                28

THE SEAL                                                                 28

DIVIDENDS AND OTHER PAYMENTS                                             28

RESERVES                                                                 30

CAPITALISATION OF PROFITS                                                30

SUBSCRIPTION RIGHTS RESERVE                                              31

RECORD DATES                                                             34

ACCOUNTING RECORDS                                                       34

AUDIT                                                                    34

SERVICE OF NOTICES AND OTHER DOCUMENTS                                   35

DESTRUCTION OF DOCUMENTS                                                 36

WINDING UP                                                               37

INDEMNITY                                                                37

           THE COMPANIES LAW (2000 REVISION) OF THE CAYMAN ISLANDS

                               _________________

                           COMPANY LIMITED BY SHARES

                               _________________

                       RESTATED ARTICLES OF ASSOCIATION

                                      OF

                             ASAT HOLDING LIMITED

         (As Adopted on 14 July, 2000 Pursuant to a Special Resolution
                            Passed on 6 July, 2000)

1.   In these Articles Table A in the Schedule to the Statute does not apply.

                                INTERPRETATION

2.   In these Articles unless the context otherwise requires:

     "Affiliates" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (and including a Subsidiary). No Shareholder shall be deemed an Affiliate of any other Shareholder solely by reason of any investment in the Company. For the purpose of this definition, the terms "control" (including, with correlative meanings, the term "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person; whether through the ownership of voting securities or by contract or otherwise;

     "Board" means the Board of directors of the Company or the directors present at a meeting of directors at which a quorum is present;

     "Business Day" means a day other than Saturday, Sunday, or any day on which banks located in Hong Kong are authorized [illegible] obligated to close;

     "debenture" shall include debenture stock;

     "Independent Directors" means the persons appointed as directors of the Company who (i), at the time of their election, are not (a) individually direct or indirect legal or holders


                                              [SEAL APPEARS HERE]
     of equity securities of the Company or any if its subsidiaries in an amount greater than 6 per cent, of the equity securities of the Company or such subsidiary then in issue or (b) employees, officers or directors of the Company or any of its Subsidiaries or of any Affiliate of the Company or any of its Subsidiaries (other than as an Independent Director) and (ii) are nominated as Independent Directors by the Board; provided that for so long as equity securities of the Company are quoted on NASDAQ at least three of the Independent Directors shall fulfill the then current requirements of the National Association of Securities Dealers, Inc. as to independence;

     "Instrument of Transfer" means an instrument of transfer for the transfer of legal title to a Share.

     "NASDAQ" means National Association of Securities Dealers, Inc. Automated Quotation System's National Market;

     "Office" means the registered office of the Company;

     "Ordinary Resolution" included a unanimous written resolution of all
     Shareholders: for the purpose of these Articles, the requisite majority shall be more than half of the votes of such Shareholders of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as an ordinary resolution has been duly given:

     "paid up" means paid up or credited as paid up;

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;

     "Register" means the register of Shareholders of the Company;

     "Seal" means the common seal of the Company;

     "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

     "Sell" means to Transfer, except by way of pledge, charge, hypothecations or other grant of a security interest or making of any other encumbrance, and "Sale" and "Sales" shall have correlative meanings;

     "Shareholder" means each registered shareholder of the Company;

     "Special Resolution" has the same meaning as in the Statute and includes a unanimous written resolution of all Shareholders, for this purpose, the requisite majority shall be not less than two-thirds of the votes of such Shareholders of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given;

     "Share" means a share in the capital of the Company;

     "Statute" means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force;

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other such persons performing similar functions are at the time directly or indirectly owned by such Person;

     "these Articles" means these Articles of Association in their present from or as from time to time altered;

     "Transfers" means to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or entering into any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or voting rights or any other legal or beneficial interest in any of the Shares, creating any other claim thereto or make any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such Shares, and a "Transfer" and "Transfers" shall have correlative meanings;

     "Warrants" means the warrants issued in the offering of 155,000 units pursuant to the warrant Agreement dated 29th October, 1999 between the Company and The Chase Manhattan Bank as Warrant Agent, with each unit consisting of US$1,000 principal amount of 12.5% senior notes due 2006 of ASAT Finance LLC and one warrant to subscribe 2.3944 Ordinary Shares at an exercise price of

     US$18.60 per Share (subject to adjustment in certain circumstance):

     references to writing include references to any method of representing or reproducing words in a legible and non-transitory form;

     references to documents being in writing or in written form or being sent or delivered shall include their being in the form or a telex or facsimile or (as the case may be) being telexed or faxed and references to any document being signed by a particular person includes an indication in any telex or facsimile message that such message was dispatched by or at the direction of such person;

     any words or expressions defined in the Statute in force at the date when these Articles are adopted shall bear the same meaning in these Articles; and

     where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

             REGISTERED OFFICE AND TRANSFER BY WAY OF CONTINUATION

3. (A) The Office shall be at such place in the Cayman Islands as the Board shall from time to time appoint.

     (B) If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statue and with the approval of an Ordinary Resolution have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and be deregistered in the Cayman Islands.

                                 SHARE RIGHTS

4. Subject to any special rights conferred on the holders of any Shares or class of Shares, any Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may decide.

5. Subject to the provisions of the Statute and the Memorandum of Association any Shares may, with the approval of the Board, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Board before the issue of the Shares may determine.

6. As of the date of adoption of these Articles, the authorized share capital of the Company is US$30,000,000 (United States Dollars) divided into 3,000,000,000 Shares of a nominal or par value of US$0.01 each.

                            MODIFICATION OF RIGHTS

7. All or any of the special rights for the time being attached to any class of Shares for the time being issued may from time to time (whether or not the Company is being wound up) be varied either with the consent in writing of the holders of not less than two-thirds in nominal value of the issued Shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of those Shares. All the provision of these Articles as to general meeting of the Company shall apply to any such separate general meeting, but so that the necessary quorum shall be two person holding or representing by proxy not less that one-third in nominal value of the issued Shares of the class, that every holder of Shares of the class shall be entitled on a poll to one vote for every Share of the class held by him, that nay holder of Shares of the class present in person or by proxy may demand a poll and that at any meeting of such holders adjourned through want of a quorum one holder present in person or by proxy (whatever the number of Shares held by him) shall be a quorum.

8. The special rights conferred upon the holder of any Shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of those Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu with them.

                                    SHARES

9. Subject to the provisions of these Articles and the Memorandum of Association and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the unissued Shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over, warrants to subscribe for or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may decide.

10. The Company may in connection with the issue of any Shares exercise all powers of paying commission and brokerage conferred or permitted by the Statute.

11. Except as ordered by a Court of competent jurisdiction or as required by law, no person shall be recognized by the Company as holding any Share upon any trust and the Company shall not be bound by or required in any way to recognize (even when having notice of it) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as otherwise provided by these Articles or by law) any other right in respect of any shares except an absolute right to the whole of the Share in the registered holder.

                                 CERTIFICATES

12. Every person whose name is entered as a Shareholder in the Register shall be entitled, without payment, to receive within two months after allotment or lodgement of Transfer (or within such other period as the terms of issue shall provide) one certificate for all his Shares of any one class or several certificates each for one or more of his Shares of such class upon payment for every certificate after the first of such sum (if any) not exceeding US$2 as the Board may from time to time decide. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Shareholder who has Transferred part of the Shares comprised in his holding shall be entitled to a certificate for the balance without charge.

13. If a Share certificate is defaced, worn out, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity and in complying with the notice requirements imposed on the Company by the Statute as the board may think fit and where it is defaced or worn out, on delivery of the old certificate to the Company.

14. All forms of certificate for Share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents ) may, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

                                     LIEN

15. The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all amounts, whether presently payable or not, called or payable to the Company, at a date fixed by or in accordance with the terms of issue of such Share, in respect of that Share. The Company shall also have a first and paramount lien on every Share standing registered in the name of a Shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a Share shall extend to every amount payable in respect of it. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any Share to be wholly or in part exempt from the provisions of this Article.

16. The Company may sell, in such manner as the Board may decide, any Share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable and is not paid within fourteen days after a notice in writing, demanding payment of the sum presently payable and stating that if the notice is not complied with the Share may be sold, has been served on the registered holder for the time being of the Share.

17. The net proceeds of the sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt of liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Share prior to the sale) be paid to the person who was entitled to the Share at the time of the sale. For giving effect to any such sale the Board may authorize some person to Transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the

     Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                CALLS ON SHARES

18. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares (whether on account of the nominal amount of the Shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his Shares. A call may be revoked or postponed as the Board may decide.

19. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

20. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

21. If an amount called in respect of a Share remains unpaid after it has become due and payable, the person from whom the sum is due shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate, not exceeding twenty per cent, per annum, as the Board may decide, but the Board shall be at liberty to waive payment of the interest wholly or in part.

22. Any amount which, by the terms of issue of a Share, becomes payable on allotment or on any date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the Share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, if it is not paid, all the relevant provisions of these Articles shall apply as if the sum had become due and payable by virtue of a call.

23. The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

24. The Board may, if it thinks fit, receive from any Shareholder willing to advance them all or any part of the moneys uncalled and unpaid upon any Shares held by him and in respect of all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) twenty per cent, per annum, as may be agreed upon between the Board and the Shareholder paying the advance.

                             FORFEITURE OF SHARES

25. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

26. The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which the call has been made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited and, in that event, references in these Articles to forfeiture shall include surrender.

27. If the notice is not complied with, any Share in respect of which it has been given may at any time, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. The forfeiture shall include all dividends declared in respect of the forfeited Shares and not paid before the forfeiture.

28. When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice.

29. A forfeited Share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall decide. At any time before a sale, re-allotment or disposal the forfeiture may be cancelled on such terms as the Board may decide.

30. A person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares but shall, notwithstanding the forfeiture, remain liable to pay to the

     Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares with interest thereon at the rate of twenty per cent, per annum (or such lower rate as the Board may decide) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

31. A certificate in writing under the hand of one director or the Secretary and that a Share has been duly forfeited on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any) given for the Share on the sale, re-allotment or disposal of it and the Board may authorize some person to Transfer the Share to the person to whom it is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Share.

                              TRANSFER OF SHARES

32. The Instrument of Transfer of a Share shall be signed by or on behalf of the transferor and the transferee and the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. All Instruments of Transfer, when registered, may be retained by the Company.

33. The Board may decline to register any transfer of legal title to a Share unless:

     (i) the Instrument of Transfer, duly stamped, is lodged with the Company accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to shoe the right or the transferor to make the transfer;

     (ii)  the Instrument of Transfer is in respect of only one class of Share;
           and

     (iii) in the case of a transfer of legal title to a Share to joint holders, the number of joint Holders to whom the Share is to be transferred does not exceed four.

34. If the Board declines to register a transfer of legal title to a Share it shall, within two months after the date on which the Instrument of Transfer was lodged, send to the transferor and the transferee notice of the refusal.

35. No fee shall be charged by the Company for registering any transfer of legal title to a share, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making any entry in the Register relating to any Share.

                            ALTERATIONS OF CAPITAL

36. The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into Shares of such amount as the resolution shall prescribe.

37. The Company may, by the resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at per or at a premium or (subject to the provisions of the Statute) at a discount or may make any other provisions as to issue of the new Shares.

38. The new Shares shall be subject to all the provisions of these Articles with reference to lien, the payment of calls, forfeiture, Transfer, transmission and otherwise.

39.    The Company may from time to time by Ordinary Resolution:

       (i) consolidate, or consolidate and then divide, all or any of its share capital into Shares of larger amount than its existing Shares;

       (ii) sub-divide its existing Shares or any of them into Shares of smaller amount than is fixed by the Memorandum of Association and so that the resolution whereby any Share is sub-divided may determine that as between the holders of the Shares resulting from such sub-division one or more of the Shares may have any such preferred or other special rights over, or may have any such deferred or qualified rights or be subject to any such restrictions as compared with, the other or others as the Company has power to attach to unissued or new Shares;

       (iii) cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its authorized share capital by the amount of the Shares so cancelled;

       and may also by Special Resolution, subject to the provisions of the
       Statute:

       (iv) reduce its authorized and issued share capital or any capital redemption reserve fund in any way;

       (v) purchase its own Shares (including any redeemable Shares), and make a payment in respect of the redemption or purchase of its own Shares otherwise then out of the distributable profits of the Company or the proceeds of a fresh issue of Shares.

       Where any difficulty arises in regard to any consolidation or division under paragraph (I) of this Article, the Board may deal with the difficulty as it thinks fit and in particular may issue fractional certificates or arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion among those Shareholders who would have been entitled to the fractions and for this purpose the Board may authorize some person to Transfer the Shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                            AMENDMENTS TO ARTICLES

40. These Articles of Association and the Memorandum of Association of the Company may only be amended by Special Resolution.

                                   DISPOSALS

41. The Company may by Ordinary Resolution dispose of all or substantially all of its assets.

                               GENERAL MEETINGS

42. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statute at such times and places as the board shall appoint. Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

43. The Board may, whenever it thinks fit, convene an extraordinary general meeting.

                          NOTICE OF GENERAL MEETINGS

44. An annual general meeting and a meeting called for the passing of a Special Resolution shall be called by not less than twenty-one days' notice in writing. A general meeting other than an annual general meeting or a meeting called for the passing of a Special Resolution shall be called by not less than fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and it shall specify the place, day and time of the meeting and, in the case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Shareholders other than any who, under the provisions of these Articles or the terms of issue of the Shares they hold, are not entitled to receive such notices from the Company, and also to the Auditors for the time being of the Company.

       Provided that a general meeting of the Company which is called by shorter notice than that specified in this Article shall be deemed to have been duly called if it is so agreed:

       (i) in the case of a meeting called as the annual general meeting, by all the Shareholders entitled to attend and vote at the meeting; and

       (ii) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent, in nominal value of the Shares giving that right,

       Provided that, notwithstanding the above, a meeting called for the passing of a Special Resolution for voluntary winding up (other than a Shareholders' voluntary winding up) shall not be called by less than seven days' notice.

45. In every notice calling a general meeting of the Company, there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Shareholder.

                        PROCEEDINGS AT GENERAL MEETINGS

46. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:

       (i) the consideration and adoption of the accounts and balance sheet and the reports of the directors and the Auditors and other documents required to be annexed to the accounts;

       (ii) the appointment and the fixing of the remuneration of the Auditors; and

       (iii) the fixing of, or the determining of the method of fixing, the remuneration of the directors.

47. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, at least two persons holding in person or representing by proxy not less than one-third in nominal value of the issued Shares and entitled to vote shall be a quorum for all purposes. A corporation being a Shareholder shall be deemed for the purpose of these Articles to be present in person if represented by proxy or by its duly authorized representative.

48. If within fifteen minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointment for the commencement of the meeting a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to such other day (not being less than fourteen nor more than twenty-eight days letter) and at such other time or place as the chairman of the meeting may determine. The Company shall give not less than Seven days' notice in writing of any meeting adjourned through wand of a quorum.

49. Every director shall be entitled to attend and speak at any general meeting of the Company.

50. The chairman (if any) of the Board or, in his absence, a deputy chairman (if any) shall preside as chairman at every general meting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor a deputy chairman is present within five minutes after the time appointed for commencement of the meeting, or if neither of them is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

51. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

52. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

53. A resolution in writing signed by or on behalf of all the Shareholders for the time being entitled to receive notice of and attend and vote at a general meeting of the Company at which such resolution was to be proposed shall be treated as a resolution duly passed at such a general meeting duly convened and held and, where relevant, as a special resolution so passed. Any such resolution may consist of several documents in the like form each signed by or on behalf of one or more of the Shareholders. A telex or facsimile sent by or on behalf of a Shareholder shall be deemed to be a document signed by or on behalf of him for the purposes of this Article.

                                    VOTING

54. Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hands every holder of Shares who is present in person or by proxy at a general meeting of the Company shall have one vote and on a poll every holder of Shares shall have one vote for each Share of which he is the holder.

55. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by the chairman of the meeting or any holder of Shares present in person or by proxy and entitled to vote. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution, on a show of hands, has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

56. If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

57. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or on such date (being not later than three months after the date of the demand) and at such time and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

58. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

59.    On a poll, votes may be given either personally or by proxy.

60. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

61. In the case of joint holders of a Share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the Register in respect to the joint holding, the first named being the senior.

62. A Shareholder who is a patient for any purpose of any legislation in the Cayman Islands relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court and such receiver, committee, curator bonis or other person may vote on a poll by proxy and may otherwise act and be treated as such shareholder for the purposes of general meetings.

63. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of his shares in the Company have been paid.

                                    PROXIES

64. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign it.

65.    A proxy need not be a Shareholder.

66. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll and an instrument of proxy which is not so delivered shall be invalid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution.

67. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any general meeting forms of instrument of proxy for use at the meeting. This instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

68. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which it was executed, provided that not intimation in writing of such death, insanity or revocation shall have been received by the company at the office (or such place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other accompanying document) one hour at least before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

                              NUMBER OF DIRECTORS

69. The Board shall consist of nine directors, at least three of which shall be Independent Directors.

                     APPOINTMENT AND REMOVAL OF DIRECTORS

70. At each annual general meeting, [all] the directors shall retire from office. A director who retires at an annual general meeting may, if willing to continue to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

71. No person other than a retiring director shall be appointed or reappointed as director at any general meeting unless (a) he is recommended by the directors and, in the case of the appointment or re-appointment of an Independent Director, by a majority of the Independent Directors, or (b) not less than fourteen or more than thirty clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of directors together with a notice executed by that person of his willingness to be appointed or reappointed.

72. Subject to the provisions of these Articles, the shareholders may by Ordinary Resolution appoint any person who is willing to act to be a director to fill a vacancy, but so that the total number of directors shall not exceed the number prescribed by these Articles.

73. Without prejudice to the power of the Company in general meeting to appoint any person to be a director, the directors may appoint a person who is willing to act to be a director to fill a vacancy, but so that the total number of directors shall not exceed the number prescribed by these Articles. A resolution by the Board to appoint a director shall be approved by a majority of the directors present at the meeting and, in the case of the appointment of an Independent Director, by a majority of the Independent Directors.

74. The Company may by Ordinary Resolution remove any director before the expiration of his period of office.

75.    No shareholding qualification for directors shall be required.

                              ALTERNATE DIRECTORS

76.    (A)   Each director may designate an alternate director who shall receive all materials supplied to directors and shall be entitled to attend all meetings of the Board and committees thereof.

       (B) Every person acting as an alternate director shall (except as regards power to appoint an alternate director and remuneration) be subject in all respects to the provisions of these Articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extend mutatis mutandis as he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

       (C) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate (in addition to his own vote if he is also a director). The signatures of an alternate director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor and any telex or cable from an alternate director which would, if it were from his appointor, be effective to form part of any such resolution shall, unless the notice of his appointment provides to the contrary, be as effective as a telex or cable from his appointor.

                    REMUNERATION AND EXPENSES OF DIRECTORS

77. No director (except for the Independent Directors) shall be entitled to any remuneration for serving in such capacity provided however that remuneration (if any) received in a capacity as employee or consultant shall not be prohibited by this Article.

78. Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings of the Company and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a director. Any direction who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board by determine and this extra remuneration shall be in addition to any remuneration provided for by or pursuant to Article 77.

                             DIRECTORS' INTERESTS

79.    (A)   A director may hold any other office or place of profit with the
             Company (except that of Auditor) in conjunction with his office of director for such period and upon such terms as the Board may decide and may be paid such extra remuneration for so doing
             (whether by way of salary, commission, participation in profits or otherwise) as the Board may decide and the extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

       (B) A director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

       (C) A director may be or become a director or other office of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested and shall not be liable to account to the company or the Shareholders for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in the other company. The Board may also cause the voting power conferred by the Shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power in favour of any resolution appointing the directors or any of them to be directors or officers of the other company or voting or providing for the payment of remuneration to the directors or officers of the other company.

       (D) Subject to Article 93, a director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the company or any other company in which the company is interested (including the arrangement or variation of the terms or the termination of the appointment).

       (E) Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in such case each of the directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof).

       (F) Subject to the next paragraph of this Article, no director or proposed or intending director shall be disqualified by his office from contracting with the company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any director is in any way interested be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the company or the shareholders for any remuneration, profit or other benefits realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relationship thereby established.

       (G) A director or officer who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the company shall, if his interest in the contract or arrangement or proposed contract or arrangement is material, declare the nature of his interest at the earliest meeting of the Board at which it is practicable for him to do so notwithstanding that the question of entering into the contract or arrangement is not taken into consideration at that meeting. A general notice to the Board given by a director or office to the effect that by reason of the facts supplied therein, he is to be regarded as interested in any contract or arrangement which may subsequently be made by the company, shall be sufficient declaration of his interest under this Article, so far as attributable to those facts, in relation to any contract or arrangement so made; provided that no such general notice shall be effective in relation to any contract or arrangement unless it is given before the date on which the question of entering into the contract or arrangement is first taken into consideration on behalf of the Company.

       (H) Any contract or arrangement in which a director or officer of the company is interested shall be approved by a majority of the disinterested directors or by the shareholders in general meeting prior to the contract or arrangement being entered into. If the contract or arrangement is to be the subject of a resolution of the shareholders in general meeting, the shareholders shall be informed of the nature of the director's or officer's interest prior to voting on the resolutions.

       (I) A contract or arrangement in which a director or officer is interested shall not be void if entered into in breach of Article 79(G) provided that the contract or arrangement was fair to the company at the time the contract or arrangement was approved by the board or the shareholders in general meeting. The company may by special resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorized by reason of a contravention of this Article 79.

                        POWERS AND DUTIES OF THE BOARD

80. Subject to the provisions of the Stature, these Articles and to any directions given by the company in general meeting, the business of the company shall be managed by the board, which may pay all expenses incurred in forming and registering the company and may exercise all powers of the company (whether relating to the management of the business of the company or not) which are not by the statute or by these Articles required to be exercised by the company in general meeting. No regulations made by the company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by the Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

81. The Board may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

82. The Board may establish local boards or agencies for managing any of the affairs of the company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorize the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

83. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of person, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

84. The Board may entrust to and confer upon any director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. A majority of the Board may also from time to time appoint such officers of the company as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the majority of the Board from time to time prescribe.

85. The Company may exercise all the powers conferred by the Statute with regard to having official seals and such powers shall be vested in the Board.

86. Subject to the provisions of the statute, the company may keep an overseas or local or other register in any place and the Board may make and vary such regulations as it may think fit respecting the keeping of any such register.

87. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or Transferable or not, and all receipts for moneys paid to the company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

88. The Board shall cause minutes or records to be made in books provided for the purpose:

       (i)    of all appointments of officers made by the Board;

       (ii) of the names of the directors present at such meeting of the Board and at each meeting of each committee of the Board; and

       (iii) of all resolutions and proceedings at all meetings of the Company and of the Board and of any committee of the Board.

89. The Board on behalf of the Company may exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any director or former director or the relations, connections or dependants of any director or former director provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a director or former director who has not been an Executive director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of such a director or former director without the approval of an ordinary resolution of the Company. A director or former director shall not be accountable to the Company or the shareholders for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

                           PROCEEDINGS OF THE BOARD

90. The Board shall hold a regularly scheduled meeting at least once every three calendar months unless otherwise determined by the Board but in no event less often than once every fiscal year. All actions of the Board shall require the affirmative vote of at least a majority of the directors of the Board present at a duly convened meeting of the Board at which a quorum is present; provided that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy. Any director may convene a board meeting by prior notice. Board meetings shall be held in Hong Kong or such other location agreed by a majority of the Board.

91. The Board shall receive quarterly and annual financial statements and other appropriate reports concerning operations of the company and other matters submitted to it. Such quarterly and annual financial statements shall be prepared in quarterly and annual financial statements shall be prepared in accordance with US GAAP and the annual financial statements shall be reported on by the auditors appointed in accordance with these Articles.

92. Notice of a meeting of the Board shall be given to a director not less than ten Business Days before such meeting (or such shorter period as all the directors consent to). Notice of a meeting of the Board shall be deemed to be duly given to a director if it is given to him in writing at his last known address or any other address given by him to the Company for this purpose. Such notice shall be deemed to be duly given or made if sent to him by fax (with confirmation in writing) to the fax number given by him to the Company for this purpose, delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested). A director absent or intending to be absent from Hong Kong may request the Board that notices of meetings of the Board shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but in the absence of any such request it shall not be necessary to give notice of a meeting of the Board to any director who is for the time being absent from Hong Kong. A director may waive notice of any meeting either prospectively or retrospectively.

93. The quorum necessary for the transaction of the business of the Board shall be a majority of the directors then in office. If a quorum is not present within sixty minutes of the appointed time for a meeting, the meeting will automatically be adjourned to the same place and at the same time the following week (or if such day is not a Business Day, at the same time on the next following Business Day) or such earlier time as a majority of the directors then present may agree, and any four directors present at such adjourned meeting will constitute a quorum. Any director who has resigned from the board may continue to be present and to vote and be counted in the quorum on the resolution to fill the vacancy caused by the resignation. Any director who ceases to be a director at a meeting of the Board may continue to be present and to act as a director and be counted in the quorum with respect to any other resolutions until the termination of the meeting of the Board if no other director objects, his replacement is not present and if otherwise a quorum of directors would not be present.

94. The continuing directors or a sole continuing director may act notwithstanding any vacancy in the Board but, if and so long as the number of directors is reduced below any minimum number fixed by or in accordance with these Articles, the continuing directors or director, notwithstanding that the number of directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

95. The Board may elect a chairman and one or more deputy chairmen of its meetings and determine the period for which they are respectively to hold such office. If no chairman or deputy chairman is elected, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

96. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

97. The Board shall create an audit committee, and may create such other committees as it may determine (including an executive compensation committee), delegate any of its powers, authorities and discretions to committees, consisting of such person or persons as it thinks fit. The composition of the audit committee shall comply with the then current requirements of the National Association of Securities Dealers, Inc.
       for so long as
      the company's equity securities are quoted on NASDAQ and/or the then current requirements of any other securities exchange on which equity securities of the Company are then listed. In addition, any committee of the Board shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

98. The meetings and proceedings of any committee consisting of two or more directors shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

99. Any director of the Board or any committee of the Board my participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of these participating is assembled, or, if there is no such group, where the chairman of the meeting is.

100. A resolution in writing signed by all the directors for the time being entitled to receive notice of a meeting of the Board (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors or members of the committee concerned. A telex or facsimile sent by a director shall be deemed to be a document signed by him for the purpose of this Article.

101. All acts done by the Board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid as if each such person had been duly appointed and was qualified and had continued to be a director or member of such committee.

                                   SECRETARY

102. One or more Secretaries may be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; any Secretary so appointed may be removed by the Board.

103. Any provision of the Statute or these Articles requiring or authorizing a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the Secretary.

                                   THE SEAL

104.  (A)  The Board shall provide for the custody of the Seal. The Seal shall only be used by the authority of the Board or of a committee of the Board authorized by the Board in that behalf. Subject as otherwise provided in these Articles, and to any resolution of the Board or of a committee of the Board dispensing with the requirement for signature on any occasion, any instrument to which the Seal is affixed shall be signed by one director or by such other person or persons as the Board may approve.

      (B) The Company shall be entitled to exercise the powers conferred by the Statute or any amendment or re-enactment thereof to use an official seal in any country or place where it carries on business.

                         DIVIDENDS AND OTHER PAYMENTS

105. Subject to the Statute, the Company in general meeting may from time to time declare dividends to be paid to the Shareholders according to their rights and interests in the profits, but no dividend shall be declared in excess of the amount recommended by the Board.

106. Except in so far as the rights attaching to, or the terms of issue of, any Share otherwise provide:

      (i) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share; and

      (ii) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the Shares during any portion or portions of the period in respect of which the dividend is paid.

107. The Board may from time to time pay to the Shareholders such interim dividends as appear to the Board to be justified by the position of the Company; the Board may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such position in the opinion of the Board, justifies such payment.

108. The Board may deduct from any dividend or other moneys payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

109. No dividend or other moneys payable by the Company on or in respect of any Share shall bear interest against the Company.

110. Any dividend, interest or other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by them.

111. Any dividend unclaimed after a period of six years from the date when it was declared shall be forfeited and shall revert to the company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

112. Any general meeting declaring a dividend may by ordinary resolution, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to the distribution the Board may settle it as it thinks expedient and in particular may issue fractional certificates or authorise any person to sell and Transfer any fractions or may ignore fractions altogether and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees, as may seem expedient to the Board.

                                   RESERVES

113. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think it prudent not to distribute.

                           CAPITALISATION OF PROFITS

114. The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any Share premium account or any capital redemption reserve fund and accordingly that the amount to be capitalised be set free for distribution among the Shareholders or any class of Shareholders who would be entitled to it if it was distributed by way of dividend and in the same proportions, on the footing that it is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued Shares, debentures or other obligations of the company, to be allotted and distributed credited as fully paid among those Shareholders, or partly in one way and partly in the other, and the Board shall give effect to such resolution, provided that, for the purposes of this Article, a share premium account and a capital redemption reserve fund may to be applied only in the paying up of unissued Shares to be issued to such Shareholders credited as fully paid.

115. Where any difficulty arises in regard to any distribution under the last preceding Article the Board may settle the matter as it thinks expedient and in particular may issue fractional certificates or authorize any person to sell and Transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                          SUBSCRIPTION RIGHTS RESERVE

116.  (A)  If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share then the following provisions shall apply:

           (i) as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the "subscription Right Reserve") the amount of which shall at no time be less than the sum which for the time being would be required to be capitalized and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (iii) of this paragraph (A) on the exercise in full of all the subscription rights outstanding and shall apply the subscription right Reserve in paying up such additional shares in full as and when the same are allotted;

           (ii) the Subscription Right Reserve will not be used for any purpose other than that specified above until all other reserves of the Company (other than share premium account and capital redemption reserve) have been used and will then only be used to make good losses of the Company if and so far as is required by law;

           (iii) upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

                  (a) the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

                  (b) the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Right Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalized and applied in paying up in full such additional nominal amount of Shares which shall forthwith be allotted credited as fully paid to the exercising warrantholder;

           (iv) if upon the exercise of the subscription rights represented by any warrant the amount standing to the credit of the Subscription Right Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Directors shall apply any profits or reserves then or thereafter becoming available (including to the extent permitted by law, share premium account and capital redemption reserve) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until such time no dividend and until such time no dividend or other distribution shall be paid or made on the shares. Pending such payment up and allotment the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Directors may think fit and adequate particulars thereof shall be known to each relevant exercising warrantholder upon the issue of such certificate.

         (B) Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned.

         (C) Notwithstanding anything contained in paragraph (A) of this Article no fraction of a share shall be allotted on exercise of the subscription rights.

         (D) The provisions of this Article as to the establishment and maintenance of the Subscription Right Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating, the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

         (E) A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Right Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Right Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to an exercising warrantholder credited as fully paid and as to any other matter concerning the Subscription Right Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders.

                                 RECORD DATES

117. Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

                              ACCOUNTING RECORDS

118. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Statute.

119. The accounting records shall be kept at the Office or at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Shareholder (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by the Statute or authorized by the Board.

120. A copy of every balance sheet and profit and loss account, including every document required by law to be annexed to them, which is to be laid before the Company in general meeting, together with a copy of the Auditors' report, shall be sent to each Shareholder.

                                     AUDIT

121.  (A)    The Company may at any annual general meeting appoint an Auditor or
             Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

      (B) The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

      (C) Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

      (D) Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Shareholders, make a report on the accounts of the Company in general meeting during their tenure of office.

                    SERVICE OF NOTICES AND OTHER DOCUMENTS

122. Any notice of other document (including a Share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post in a prepaid letter addressed to such Shareholder at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address addressed as aforesaid or, in the case of any notice, by sending a telex or facsimile message to the telex or facsimile address for the time being published as belonging to such Shareholder. In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

123. Any shareholder described in the Register by an address not within Hong Kong who shall, from time to time, give to the Company an address within Hong Kong at which notice may be served upon him shall be entitled to have notices served upon his at that address.

124. Any notice, if given by telex or facsimile, shall be deemed to have been served on the day following the dispatch of the facsimile or telex message. Any notice or other document, if sent by post, shall be deemed to have been served or delivered on the day after the day when it was put in the post and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day on which it was so delivered or left.

125. Any notice or other document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

                           DESTRUCTION OF DOCUMENTS

126.  The Company may destroy:

      (i) any Share certificate which has been cancelled at any time after the expiry of one year from the date of cancellation;

      (ii) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

      (iii) any Instrument of Transfer of Shares which has been registered at any time after the expiry of twelve years from the date of registration; and

      (iv) any other document on the basis of which any entry in the Register is made at any time after the expiry of twelve years from the date an entry in the Register was first made in respect of it;

      and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every Instrument of Transfer so destroyed was a valid certificate duly and properly cancelled and that every Instrument of Transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, Provided always that:

      (i) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

      (ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document before the period mentioned in this Article has elapsed or in any case where the conditions of proviso (i) above are not fulfilled; and

      (iii) references in this Article to the destruction of any document include references to its disposal in any manner.

                                  WINDING UP

127.  The Company may resolve by Special Resolution that it shall be would up.

128. If the Company shall be would up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Statute;

      (i) divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided and may determine how the division shall be carried out as between the Shareholders or different classes of Shareholders, or

      (ii) vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but no Shareholder shall be compelled to accept any Shares or other assets upon which there is any liability.

                                   INDEMNITY

129.  (A)    The Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or that such director or officer is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise (collectively
             "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (B) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company's favor by reason of the fact that he is or was an Agent (as defined in Article 129(A)) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court of the Cayman Islands or such other court shall deem proper.

      (C) To the extent that an Agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Articles 129(A), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys'

             fees) actually and reasonably incurred by him in connection therewith.

      (D) Any indemnification under Articles 129 (A) or (B) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Articles 129 (A) or
             (B). Such determination shall be made (I) by the Board of Directors or an executive committee of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, upon advice by independent legal counsel in a written opinion to the Company or (iii) by the Shareholders.

      (E) Expenses incurred in defending a civil or criminal action, suit or proceeding referred to in Article 129 (A) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article 129.

      (F) The indemnification and advancement of expenses provided or granted pursuant to the other provisions of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Article, resolution of Shareholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

       (G) The Company may purchase and maintain insurance on behalf of any person who is or was an Agent of the Company against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company has indemnified him against such liability under the provisions of this
             Article 129.

       (H) The indemnification and advancement of expenses provided by, or granted to, this Article 129 shall continue to apply to an Agent of the Company upon a merger or consolidation or amalgamation of the Company in respect of any acts done by him as Agent to the Company prior to the merger or consolidation or amalgamation.

      (I) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 129 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (J)    The Company shall not be liable to indemnify any Agent under this
             Article 129 (i) for any amounts paid in settlement of any action or claim effected without the Company's written consent, which consent shall not be unreasonably withheld; or (ii) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

      (K) For purposes of this Article 129 no person appointed or employed by the Company as an auditor is an officer or Agent of the Company.




                        CERTIFIED TO BE A TRUE AND CORRECT COPY

                        SIG. /s/ Renda S. Cornwall
                             -------------------------------
                             RENDA S. CORNWALL
                             Asst. Registrar of Companies

                        Date: 28 July, 2000
                              -----------------------------

                                              [Registrar's seal omitted]